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                                                                   EXHIBIT 10.33


                                   WAREFORCE
                             1700 E. ROSECRANS AVE.
                           MANHATTAN BEACH, CA 90266



January 3, 2001



Triton Private Equities L.P.
c/o John J. Tausche
220 Executive Center
225 N. Market St.
Witchita KS 67202


Dear Mr. Tausche:

     This letter sets forth the oral agreement that was reached between Triton Private Equities L.P. ("Triton"), Wareforce.com, Inc. ("Wareforce") and Orie Rechtman on or about November 13, 2000.

     Subject to the terms of this letter agreement, Triton has agreed to waive Wareforce's obligation to pay the liquidated damages that accrue through February 12, 2001 under Section 2(b) of the Registration Rights Agreement dated May 2, 2000 between Triton and Wareforce (the "RRA"). Under Section 2(b) of the RRA, Wareforce is obligated to pay specified liquidated damages to Triton if certain conditions relating to the registration of shares of Wareforce common stock have not been met by a certain date. Because the registration statement provided for under the RRA has not been filed with or declared effective by the Securities Exchange Commission, Wareforce is currently in default of Section 2(b) of the RRA and is obligated to pay Triton liquidated damages under such section.

     In consideration of Triton waiving Wareforce's obligation to pay the liquidated damages that accrue through February 12, 2001 for the default mentioned above, Mr. Rechtman has agreed to place into escrow in favor of Triton 57,200 shares of Wareforce common stock which he personally holds (the "Escrowed Shares"). Both Triton and Mr. Rechtman agree that Interwest Transfer Company ("Interwest") will be the escrow agent for this transaction, and Interwest has agreed to act in such capacity.

     If Wareforce cures its default under Section 2(b) of the RRA by February 12, 2001, the Escrowed Share will revert back to Mr. Rechtman and Wareforce will not be obligated to pay any liquidated damages under Section 2(b) of the RRA for its current default under such section.


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     If Wareforce does not cure its default under Section 2(b) of the RRA by
February 12, 2001, Mr. Rechtman shall release the Escrowed Shares to Triton and Wareforce will be obligated to pay any liquidated damages under Section 2(b) of the RRA that accrue beginning February 12, 2001.

     Except as set forth above, Triton does not waive any other breach or default by Wareforce under any agreement between Triton and Wareforce.

     In the event of a dispute between the parties hereto, Interwest, as the escrow agent, shall be entitled, at its sole discretion, to interplead the Escrowed Shares and/or cash or other escrowed items, to any federal court whose districts encompass any part of the City of New York or any state court of the State of New York sitting in the City of New York. The parties hereto agree to hold Interwest, its officers, agents and employees harmless for such action. In the event that Interwest determines that it is prudent to file the interpleader, Wareforce agrees to pay all costs, reasonable attorney's fees and expenses, incurred by Interwest, for taking such action.

     This letter agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     No modification of this letter shall be deemed effective unless signed in writing by each of the parties hereto. Wareforce shall pay all expenses incurred by Interwest.

     Mr. Rechtman hereby directs Interwest to place the Escrowed Shares into escrow. Interwest agrees to release the Escrowed Shares to Triton on February 13, 2001 unless prior to such date it receives written confirmation that the registration statement provided for in the RRA has been declared effective by the Securities Exchange Commission.



                            [SIGNATURE PAGE FOLLOWS]

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     Please sign this letter where indicated below to evidence your agreement to these terms, and return this letter to Don Hughes via facsimile at (312) 725-2258, whereupon this letter will become a binding agreement between us.


                                     WAREFORCE.COM, INC.



                                     By: /s/ Orie Rechtman
                                         -----------------------------
                                         Name: Orie Rechtman
                                         Title: CEO


AGREED:


/s/ Orie Rechtman
---------------------------------
Orie Rechtman


Interwest Transfer Company


By: /s/ Kurtis D. Hughes
    -----------------------------
    Name: Kurtis D. Hughes
    Title: V.P.


Triton Private Company L.P.

By: Triton Capital LLC
    (General Partner)


   By: /s/ John J. Tausche
       -----------------------------
       Name:  John J. Tausche
       Title: Managing Director